Exhibit 99.1

Columbia Property Trust Completes Acquisition of Normandy Real Estate Management
Closes on previously announced acquisition of Normandy and announces related leadership and board appointments
Anticipated to become co-general partner in Terminal Warehouse project in New York City’s West Chelsea neighborhood
NEW YORK (Jan. 27, 2020) - Columbia Property Trust, Inc. (NYSE: CXP) today announced that it has closed on its previously announced acquisition of Normandy Real Estate Management, LLC, a developer, operator and investment manager of office and mixed-use assets in New York, Boston, and Washington, D.C. Columbia acquired the operating platform and real property interests of Normandy for aggregate cash and stock consideration of approximately $100 million, exclusive of transaction and closing costs. This consideration consisted of $13.5 million in cash and approximately $86.5 million in convertible preferred units, issued at $26.50 per share.
“This acquisition supports our strategy to drive financial performance for investors by strengthening our capabilities across key markets, while adding a full development arm and expanded pipeline,” stated Nelson Mills, CEO of Columbia. “Our successful leasing and repositioning efforts have produced a well-leased portfolio of exceptional assets in New York, San Francisco, Washington, D.C. and Boston. The addition of this highly capable team’s talent, relationships, and market knowledge will fuel additional opportunities for us to build upon our long-term record of value creation for our shareholders.”
Anticipated Investment in Terminal Warehouse
Related to the acquisition of Normandy, Columbia has reached an agreement-in-principle to commit a $53 million equity investment in the Terminal Warehouse joint venture. Upon completion of this investment, which is subject to continuing negotiations and is anticipated to close within the next 30 days, Columbia would become co-general partner alongside L&L Holding Company, LLC and Normandy Fund IV. The venture - which also includes Allianz Real Estate; an institutional investor advised by J.P. Morgan Asset Management; two pension funds managed by LaSalle Investment Management; and a sovereign wealth fund managed by Stepstone - intends to transform the 125-year old industrial warehouse, located on Eleventh Avenue in New York’s West Chelsea neighborhood, into a 1.2 million-square-foot, Class-A office and retail destination.
Transition of Normandy’s Management Businesses
With this transaction, Columbia has acquired Normandy’s property and investment management businesses and their related fee streams, as well as the general partnership interests and certain limited partnership interests totaling approximately 2 percent in each of Normandy Real Estate Fund III, LP; Normandy Real Estate Fund IV, LP; and Normandy Opportunity Zone Fund, LP.
Collectively, these funds represent approximately 7 million square feet of commercial real estate under management in the Northeastern U.S., including several prominent Manhattan projects. Among these are the Terminal Warehouse project and 888 Broadway in the Flatiron District, as well as the previously announced joint venture partnerships Columbia formed with Normandy at 799 Broadway near Union Square Park and the redevelopment of 101 Franklin (formerly known as 250 Church Street) in TriBeCa.
As previously reported, Columbia expects the net fee streams from these property and investment management businesses to be modestly accretive to its net income and Normalized Funds from Operations for 2020.

Leadership Appointments
Effective with the closing of the Normandy transaction, Jeff Gronning, who founded Normandy with fellow partners Finn Wentworth and David Welsh, has been named Executive Vice President and Chief Investment Officer of Columbia. Additionally, several other former partners of Normandy have been named to leadership positions with Columbia. Gavin Evans has been named Executive Vice President, Acquisitions, and Paul Teti will serve as Senior Vice President, Leasing and Asset Management. Other appointments of senior employees from Normandy include Steve Trapp, Senior Vice President, Construction and Development; and Steve Smith, Senior Vice President, Property Management.
Columbia also anticipates that its Board of Directors will elect Wentworth to the Board as a non-executive director at the Board’s next meeting, in February.
Issuance of Equity Awards
In connection with the completion of its acquisition of Normandy (“the Transaction”), Columbia has issued as part of the $100 million consideration an aggregate of 486,792 Series A Convertible, Perpetual Preferred Units (“Preferred OP Units”) of Columbia Property Trust Operating Partnership, L.P. (“Columbia OP”) to eight former employees of Normandy. The Preferred OP Units were issued as a material inducement for employment with the company in reliance on the employment inducement exemption under NYSE Rule 303A.08.
The Preferred OP Units vest over four years, with 25% vesting on the second anniversary of the closing date of the Transaction, 60% vesting on the third anniversary of the closing date, and the remaining 15% vesting on the fourth anniversary of the closing date, subject in each case to the holder being employed by the company or Columbia OP on each applicable vesting date. The Preferred OP Units have a liquidation preference of $26.50 per share, rank senior to the other undesignated partnership units of Columbia OP (referred to as “Common OP Units”) and generally are not redeemable by Columbia OP, subject to certain exceptions for federal income tax purposes.
At any time following the issuance of the Preferred OP Units (the “Original Issue Date”), holders of Preferred OP Units may convert all or a portion of such units into Common OP Units. In addition, at any time following the second anniversary of the Original Issue Date, each Preferred OP Unit shall automatically be converted into a Common OP Unit on the trading day immediately following the earlier to occur of (i) the time at which the closing price of the Columbia Common Stock on the NYSE has been equal to or greater than $26.50 for three consecutive trading days and (ii) the time at which the volume-weighted average price of a share of Columbia Common Stock has been equal to or greater than $26.50 per share for any period of ten consecutive trading days. Preferred OP Units convert to Common OP Units on a one-for-one basis, subject to adjustments relating to the exchange of Common OP Units for Columbia Common Stock pursuant to the amended and restated partnership agreement of the Columbia OP.
Advisors
Morgan Stanley acted as exclusive financial advisor for Columbia; Kelley Drye & Warren and King & Spalding acted as legal advisors to Columbia. Moelis & Company acted as exclusive financial advisor and Goodwin Procter as legal advisor to Normandy.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating and developing Class-A office buildings in high-barrier U.S. office markets, primarily New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 17 properties that contain approximately seven million rentable square feet, as well as two properties under development, and also drives revenues from approximately 8 million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.

Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Such statements include, in particular, statements about the anticipated benefits of certain transactions to stockholders and investors, the results of the company’s investments, and the ability of the company and its leadership team to achieve company objectives, and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Any such forward-looking statements are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in Columbia Property Trust’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report and Quarterly Reports are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business. We make no representations or warranties (express or implied) about the accuracy of any forward-looking statements contained in this press release, and we do not undertake any duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

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